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                                EXHIBIT 23


Deloitte &
   Touche LLP
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                    Hato Rey Tower - Suite 1200   Telephone: (809) 759-7171
                    268 Munoz Rivera Avenue       Facsimile: (809) 756-6340
                    San Juan, PR 00918-2511




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 033-50273 of The Procter & Gamble Company on Form S-8 of our report dated June 16, 1995 appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees' Savings Plan for the year ended December 31, 1994.



/s/DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
San Juan, Puerto Rico


June 16, 1995


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Deloitte Touche
Tohmatsu
International
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